UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 12b-25

                           Notification of Late Filing

                                                  Commission File Number 0-18224




      (Checkone):  [X] Form 10-K and Form 10-KSB   [ ] Form 11-K [ ] Form 20-F
                   [ ] Form 10-Q and Form 10-QSB   [ ] Form N-SAR

      For period ended          June 30, 2000

      [ ] Transition  Report on Form 10-K and 10-KSB
      [ ] Transition  Report on Form 20-F
      [ ] Transition Report on Form 11-K
      [ ] Transition Report on Form 10-Q and Form 10-QSB
      [ ] Transition Report on Form N-SAR

      For the transition period ended

     Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

     If the notification relates to a portion of the filing checked above, identify the item(s) to which the notification relates:


                                     PART I

                             REGISTRANT INFORMATION


      Full name of registrant TotalAxcess.com, Inc.

      Former name if applicable Group V Corporation

      Address of principal executive office (Street and Number)

                           201 Clay Street

      City, State and Zip Code        Oakland, California 94607

                                     PART II

                             RULE 12b-25(b) AND (c)

     If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check appropriate boxes.)

     [ ] (a) The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;

     [X] (b) The subject annual report, semiannual report, transition report on Forms 10-K, 10-KSB, 20-F, 11-K or Form N-SAR, or portions thereof will be filed on or before the 15th calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, 10-QSB, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

     [X] (c) The accountant's statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.


                                    PART III

                                    NARRATIVE


     The Registrant's independent auditors have not yet completed the audit of the Registrant's June 30, 2000 consolidated financial statements.

                                     PART IV

                                OTHER INFORMATION

     (1) Name and telephone number of person to contact in regard to this notification.

                         Joseph Monterosso(510) 286-8700
                      (Name) (Area Code) (Telephone Number)

     (2) Have all other periodic reports required under Section 13 or 15(d) or the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter periods that the registrant was required to file such report(s) been filed? If the answer is no, identify report(s).

                                              [ X ] Yes     [  ] No

     (3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

                                              [ X ] Yes     [  ] No

     The  Registrant   anticipates   significant  increases  in  revenues,   and
corresponding increases in costs and expenses, will be reflected in the earnings statement of the current period to be included in the subject report.



                              TotalAxcess.com, Inc.
                  (Name of Registrant as Specified in Charter)

     Has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.



     Date: September 29, 2000                      By:/s/ Joseph Monterosso
                                                      ---------------------

                                             Joseph Monterosso, Chairman and CEO